Exhibit 31.1

CERTIFICATION CHIEF EXECUTIVE OFFICER PURSUANT TO RULES 13a-14(a)/15D-14(a) UNDER THE SECURITIES ACT OF 1934, AS AMENDED

I, Mark Width, certify that:

1. I have reviewed this Quarterly report on Form 10-Q of Kairos Holdings, Inc.;

2. Based on my knowledge, this Quarterly report does not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Quarterly report; and

3. Based on my knowledge, the financial statements, and other financial information included in this Quarterly report, fairly present in all material respects the financial position, results of operations, and cash flows of the issuer as of, and for, the periods presented in this Quarterly report.

4. I am responsible for establishing and maintaining disclosure controls and procedures for the issuer and have:

            (i) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the issuer, including its portfolio companies, is made known to us by others within those entities, particularly during the period in which this Quarterly report is being prepared.

            (ii) Evaluated the effectiveness of the issuer's disclosure controls and procedures as presented in this Quarterly report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

            (iii) Disclosed in this report any change in the issuer's internal control over financial reporting that occurring during the issuer's most recent fiscal year that has materially affected, or its reasonably likely to materially affect the issuers internal control over financial reporting; and

5. I have disclosed, based on my most recent evaluation, to the issuer's auditors and the audit committee of the board of directors (or persons fulfilling the equivalent function):

            (i) All significant deficiencies in the design or operation of internal controls which could adversely affect the issuer's ability to record, process, summarize and report financial data and have identified for the issuer's auditors any material weaknesses in internal control; and

            (ii) Any fraud, whether or not material that involves management or other employees who have a significant role in the issuer's internal controls; and

6. I have indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

7. Notwithstanding the foregoing, since my engagement during the period covered by this Quarterly report, I have undertaken significant corrective actions in controls to correct previous significant deficiencies in the design and operation of internal controls.

                                         Date: August 12, 2005

                                         BY: /s/ Mark Width
                                         ----------------------------
                                         Mark Width, President
                                         and Chief Executive Officer